EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Form 10-K of Talbot Bancshares, Inc., for the year ended December 31, 1997 of our report dated January 16, 1998, relating to the consolidated financial statements of Talbot Bancshares, Inc.

                             /S/ Stegman and Company
                             _______________________


Baltimore, Maryland
March 25, 1998